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Exhibit 99.2

DO NOT COMPLETE THIS PREFERRED STOCK ELECTION FORM UNLESS YOU WISH TO RECEIVE
CELESTICA SUBORDINATE VOTING SHARES AS MERGER CONSIDERATION IN EXCHANGE FOR
ANY OR ALL OF YOUR MSL PREFERRED STOCK

PREFERRED STOCK ELECTION FORM
OF
MANUFACTURERS' SERVICES LIMITED

PURSUANT TO THE PROXY STATEMENT/PROSPECTUS DATED FEBRUARY         , 2004

TO RECEIVE SUBORDINATE VOTING SHARES AS MERGER CONSIDERATION IN EXCHANGE FOR ANY OR ALL OF YOUR MSL PREFERRED STOCK, MSL MUST RECEIVE A PROPERLY COMPLETED AND SIGNED PREFERRED STOCK ELECTION FORM PRIOR TO THE COMPLETION OF THE MERGER.

MSL ANTICIPATES THAT IT WILL COMPLETE THE MERGER IMMEDIATELY FOLLOWING THE MSL SPECIAL MEETING. WE THEREFORE URGE YOU TO COMPLETE, SIGN AND RETURN THIS PREFERRED STOCK ELECTION FORM PRIOR TO THE START OF THE MSL SPECIAL MEETING.
DO NOT RETURN YOUR STOCK CERTIFICATES AT THIS TIME.

TO MAKE A VALID STOCK ELECTION, YOU MUST COMPLETE THIS PREFERRED STOCK ELECTION FORM IN ITS ENTIRETY AND SIGN THIS FORM WHERE INDICATED.

THIS PREFERRED STOCK ELECTION FORM MUST BE DELIVERED TO MSL (1) BY HAND, MAIL OR COURIER SERVICE TO THE MSL ADDRESS DESIGNATED BELOW OR (2) BY HAND TO THE INSPECTORS OF ELECTION AT THE MSL SPECIAL MEETING. THIS PREFERRED STOCK ELECTION FORM MUST BE RECEIVED BY MSL PRIOR TO THE COMPLETION OF THE MERGER FOR IT TO CONSTITUTE A VALID STOCK ELECTION.

MANUFACTURERS' SERVICES LIMITED
300 BAKER AVENUE
CONCORD, MA 01742
ATTN: ALAN R. CORMIER, ESQ.
GENERAL COUNSEL

YOU SHOULD READ THE INSTRUCTIONS CONTAINED HEREIN CAREFULLY BEFORE YOU COMPLETE THIS PREFERRED STOCK ELECTION FORM.

PREFERRED STOCK ELECTION FORM

              This Preferred Stock Election Form is being delivered to holders of the 5.25% series A and/or 4.5% series B convertible preferred stock of Manufacturers' Services Limited ("MSL") in connection with the proposed merger (the "Merger") of MSL with and into MSL Acquisition Sub Inc., a wholly-owned subsidiary of Celestica Inc. ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of October 14, 2003, among Celestica Inc. ("Celestica"), Merger Sub and MSL (the "Merger Agreement"). This Preferred Stock Election Form must be completed by registered holders of shares of MSL 5.25% series A convertible preferred stock (the "series A preferred stock") and/or 4.5% series B convertible preferred stock (the "series B preferred stock" and collectively with the series A preferred stock, the "MSL Preferred Stock"), who wish to make an election (the "Stock Election") to receive Celestica subordinate voting shares ("Subordinate Voting Shares") as Merger Consideration (as defined herein) in exchange for all or any of their shares of MSL Preferred Stock.

              Upon completion of the Merger, pursuant to the Merger Agreement, each share of MSL Preferred Stock will be converted as follows (the "Merger Consideration"):

  •
  for each share of series A or series B preferred stock for which the MSL stockholder does not seek appraisal and does not make a valid Stock Election, a cash payment equal to $52.50 plus any accrued and unpaid dividends through the effective time of the Merger;

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  for each share of series A preferred stock for which the MSL stockholder does not seek appraisal and makes a valid Stock Election, a number of Subordinate Voting Shares equal to the product of:

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  0.375, subject to adjustment as described below; and

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  the number of shares of MSL common stock into which such share of series A preferred stock is convertible immediately prior to the effective time of the Merger; and

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  for each share of series B preferred stock for which the MSL stockholder does not seek appraisal and makes a valid Stock Election, the sum of:

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  an amount in cash equal to $2.25 or, at the election of MSL (as directed by Celestica), a number of Subordinate Voting Shares equal to the product of

  •
  0.375, subject to adjustment as described below, and

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  the number of shares of MSL common stock issuable in satisfaction of the "optional make whole payment" under the provisions of MSL's certificate of incorporation governing the series B preferred stock described below; and

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  a number of Subordinate Voting Shares equal to the product of

    •
    0.375, subject to adjustment as described below; and

    •
    the number of shares of MSL common stock into which such share of series B preferred stock is convertible immediately prior to the effective time of the Merger.

              Under MSL's certificate of incorporation governing the series B preferred stock, the number of shares of MSL common stock issuable in satisfaction of the "optional make whole payment" per share of series B preferred stock is determined by dividing (1) $2.25 by (2) 95% of the average closing price of the MSL common stock on The New York Stock Exchange for the ten consecutive trading days ending two business days prior to the day on which the Merger is completed.

              The share exchange ratio of 0.375 will be adjusted if the weighted average closing price of a Subordinate Voting Share on The New York Stock Exchange for the 20 consecutive trading days ending on the third business day before the effective time of the Merger (the "Market Price") is $19.33 or more or $16.00 or less. The share exchange ratio will be:

  •
  0.375 of a Subordinate Voting Share, if the Market Price of a Subordinate Voting Share is less than $19.33 and more than $16.00,

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  that fraction of a Subordinate Voting Share with a Market Price of $7.25, if the Market Price of a Subordinate Voting Share is $19.33 or more, and

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  that fraction of a Subordinate Voting Share with a Market Price of $6.00, if the Market Price of a Subordinate Voting Share is $16.00 or less.

              The share exchange ratio also will be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Subordinate Voting Shares or MSL common stock), reorganization, recapitalization, reclassification or other like change with respect to Subordinate Voting Shares or MSL common stock having a record date after October 14, 2003 and prior to the effective time of the Merger.

              For a Stock Election to be valid, this Preferred Stock Election Form, properly completed and signed, must be received by MSL prior to the completion of the Merger. MSL anticipates that it will complete the Merger immediately following the special meeting of MSL stockholders to be held on Friday, March 12, 2004 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "MSL Special Meeting"). Therefore, you are urged to return your fully completed and signed Preferred Stock Election Form prior to the start of the MSL Special Meeting. A Stock Election is subject to the terms, conditions and limitations set forth in the Merger Agreement, which is attached as Annex A to the Proxy Statement/Prospectus, dated February         , 2004 relating to the Merger (the "Proxy Statement/Prospectus") and (ii) the instructions accompanying this Preferred Stock Election Form (the "Instructions"). Please do not surrender any stock certificates at this time.

              The tax consequences to holders of MSL Preferred Stock of the receipt of Subordinate Voting Shares or cash will differ. For information as to the United States federal income tax consequences of the receipt of Subordinate Voting Shares or cash, see "The Merger — Material United States Federal Income Tax Consequences" in the Proxy Statement/Prospectus. Holders of MSL Preferred Stock are advised to consult their own tax advisors concerning the tax consequences to them of the Merger and of the receipt of Subordinate Voting Shares or cash.

              Questions and requests for assistance and additional copies of the Proxy Statement/Prospectus or this Preferred Stock Election Form may be directed to MSL at the address set forth above.

              All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Proxy Statement/Prospectus.

Ladies and Gentlemen:

              In connection with the Merger, and subject to the terms of the Merger Agreement, the undersigned hereby makes the Stock Election set forth herein. The undersigned acknowledges that if this Stock Election is not validly made, such Holder (as defined herein) will receive his/her/its Merger Consideration in cash. In addition, the undersigned further acknowledges that Celestica will pay cash in lieu of any fractional Subordinate Voting Shares otherwise issuable in connection with Merger.

              The undersigned understands that the Stock Election by the undersigned is subject to certain further terms, conditions and limitations that are set forth in (i) the Merger Agreement which is included as Annex A to the Proxy Statement/Prospectus and (ii) the Instructions.

              The undersigned hereby represents and warrants that the undersigned is the registered holder of the MSL Preferred Stock represented by the MSL Certificate(s) identified below, with good title to the MSL Preferred Stock described below and full power and authority to sell, assign and transfer such MSL Preferred Stock, free and clear of all liens, claims and encumbrances, and not subject to any adverse claims (a "Holder").

              The undersigned understands and acknowledges that all questions as to the validity, form and eligibility of any Stock Election hereunder shall be reasonably determined by Celestica and MSL, and such determination shall be final and binding.

              Subject to the completion of the Merger, the undersigned hereby irrevocably appoints Albert A. Notini and Alan R. Cormier, or any of them, each with full power of substitution, as the lawful attorneys-in-fact for the undersigned to exercise all authority conferred in this Preferred Stock Election Form for the purposes contemplated in the Merger Agreement, and such authority will be binding on successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and will survive the death or incapacity of the undersigned.

PREFERRED STOCK ELECTION FORM

              The appropriate box below must be completed in order to make a Stock Election (as defined above). FAILURE TO COMPLETE THE BOX AS TO A STOCK ELECTION WILL RESULT IN THE RECEIPT OF CASH RATHER THAN SUBORDINATE VOTING SHARES AS MERGER CONSIDERATION UPON COMPLETION OF THE MERGER.

              ANY HOLDER OF MSL PREFERRED STOCK WISHING TO MAKE A STOCK ELECTION MUST DELIVER TO MSL A PROPERLY COMPLETED AND SIGNED PREFERRED STOCK ELECTION FORM PRIOR TO THE COMPLETION OF THE MERGER. ANY PREFERRED STOCK ELECTION FORM SUBMITTED AFTER SUCH TIME WILL NOT BE DEEMED A VALID STOCK ELECTION FOR ANY MSL PREFERRED STOCK IDENTIFIED IN THAT FORM REGARDLESS OF THE STOCK ELECTION SPECIFIED IN THE FORM.

              THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF MSL PREFERRED STOCK," SIGNING THIS PREFERRED STOCK ELECTION FORM AND DELIVERING THIS FORM TO MSL PRIOR TO THE COMPLETION OF THE MERGER, WILL BE DEEMED TO HAVE ELECTED TO RECEIVE SUBORDINATE VOTING SHARES AS MERGER CONSIDERATION UPON COMPLETION OF THE MERGER IN EXCHANGE FOR HIS/HER/ITS SHARES OF MSL PREFERRED STOCK INDICATED IN SUCH BOX.

              List below the MSL Preferred Stock to which this Preferred Stock Election Form relates. If the space provided below is inadequate, attach a separately executed schedule and affix the schedule to this Form.

DESCRIPTION OF MSL PREFERRED STOCK

Name(s) and Address(es) of Holder(s) (Please fill in exactly as name(s) appear(s) on certificate(s)) (please print)	MSL Certificate Number	Specify Series of MSL Preferred Stock Represented by MSL Certificate(1)	Total Number of Shares of MSL Preferred Stock Represented by MSL Certificate(2)	Stock Election (Identify number of shares of MSL Preferred Stock)(2)

TOTAL MSL PREFERRED STOCK

(1) Indicate the series of MSL Preferred Stock represented by the MSL Certificate by inserting the letter "A" for series A preferred stock or the letter "B" for series B preferred stock.
(2) If no number is identified, the Stock Election will be deemed to be made for all of the shares of MSL Preferred Stock represented by the identified MSL Certificate.

This Preferred Stock Election Form will NOT serve as a Letter of Transmittal for any shares of MSL Preferred Stock including those for which a valid Stock Election is made.

PLEASE SIGN HERE
(To Be Completed by All Holders of MSL Preferred Stock Making a Stock Election)

For any Holder making a Stock Election, this Preferred Stock Election Form must be signed by such Holder of MSL Preferred Stock exactly as his/her/its name appears on the certificate for MSL Preferred Stock. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth full title and submit evidence satisfactory to MSL of each such person's authority to so act. See Instruction 6.
X	Date:
X	Date:
Signature(s) of Holder(s) or Authorized Signatory
Name(s):	Address:

(Please Print)	(Including Zip Code)
Capacity:	Area Code and Telephone No.:
Social Security or Employer Identification No(1):
(1) Each Holder who is making the Stock Election is required to give MSL his, her or its social security number or employer identification number.

INSTRUCTIONS

              For any Holder to make a valid Stock Election, this Preferred Stock Election Form must be completed, signed and received by MSL prior to the completion of the Merger, which is anticipated to occur immediately following the MSL Special Meeting. The MSL Special Meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Friday, March 12, 2004, 10:00 a.m. local time.

              This Preferred Stock Election Form will NOT serve as a letter of transmittal for Holders who make a Stock Election and you should not submit your MSL Preferred Stock certificate with this Preferred Stock Election Form. Within ten days after the effective time of the Merger, Celestica will cause ComputerShare Trust Company of Canada, the exchange agent for the Merger, to mail to each record holder of MSL Preferred Stock a letter of transmittal and instructions for surrendering the record holder's stock certificates in exchange for a certificate representing Subordinate Voting Shares and/or cash in accordance with the Merger Agreement.

              Each Holder is entitled to make a Stock Election and submit a Preferred Stock Election Form covering all or any portion of the MSL Preferred Stock actually held of record by such Holder. If a Holder desires to make a Stock Election for a portion of his/her/its shares of MSL Preferred Stock and receive cash with respect to the remaining portion of his/her/its shares of MSL Preferred Stock, the Holder should indicate on this Preferred Stock Election Form that portion (if less than all) of his/her/its shares of MSL Preferred Stock as to which the Stock Election is made. A beneficial owner who is not a record holder is not entitled to submit a Preferred Stock Election Form. Any nominee submitting a Preferred Stock Election Form on behalf of a Holder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 6 below.

              Each Stock Election is subject to certain terms, conditions and limitations that are set out in the Merger Agreement and these Instructions. The Merger Agreement is included as Annex A to the Proxy Statement/Prospectus. Extra copies of the Proxy Statement/Prospectus or of this Preferred Stock Election Form may be requested from MSL at the address shown above. The delivery of this Preferred Stock Election Form to MSL will constitute acknowledgment of the receipt of the Proxy Statement/Prospectus.

              1.           Election Date.    Each Holder is entitled to make a Stock Election. For any Stock Election contained herein to be valid, this Preferred Stock Election Form, properly completed and signed, must be received by MSL prior to the completion of the Merger. This Preferred Stock Election Form must be delivered to MSL (a) by hand, mail or courier service to the MSL address indicated above or (b) by hand to the Inspectors of Election at the MSL Special Meeting. The number of each MSL Certificate to be surrendered must be written in the column under the heading "MSL Certificate Number" and the series of MSL Preferred Stock represented by such MSL Certificate must be written in the column under the heading "Specify Series of MSL Preferred Stock Represented by MSL Certificate."

              Celestica and MSL will determine whether any Preferred Stock Election Form is received on a timely basis and whether any Preferred Stock Election Form has been properly completed and signed. Any such determinations shall be conclusive and binding. IF A HOLDER DOES NOT MAKE A VALID STOCK ELECTION AS TO ANY MSL PREFERRED STOCK HELD BY THE HOLDER, SUCH HOLDER WILL NOT RECEIVE SUBORDINATE VOTING SHARES AT THE COMPLETION OF THE MERGER WITH RESPECT TO SUCH MSL PREFERRED STOCK.

              2.           Revocation or Change of Election.    If you submit a valid Preferred Stock Election Form and wish to change the number of shares of MSL Preferred Stock subject to the election, you may submit a later dated Preferred Stock Election Form to MSL. Such later dated Preferred Stock Election Form will be effective only if it is actually received by MSL prior to the completion of the Merger as prescribed in paragraph 1 above. You may also revoke a valid Preferred Stock Election Form by submitting to MSL written notification of your desire to revoke a previously submitted Preferred Stock Election Form. Your written revocation will be effective only if it is actually received by MSL prior to the completion of the Merger as prescribed in paragraph 1 above. We expect to complete the Merger immediately following the MSL Special Meeting.

              3.           Termination of Merger Agreement.    If for any reason the Merger is not completed or is abandoned, all Preferred Stock Election Forms will be void and of no effect whatsoever.

              4.           Guarantee of Signatures.    Signatures on this Preferred Stock Election Form need not be guaranteed.

              5.           Inadequate Space.    If the space provided herein is inadequate, the MSL Certificate numbers, the indication of whether such MSL Certificate represents series A or series B preferred stock and the number of shares of MSL Preferred Stock represented by such MSL Certificate should be listed on additional executed sheets and attached hereto.

              6.           Signatures on Preferred Stock Election Form, Stock Powers and Endorsements.

                  (a)         All signatures must correspond exactly with the name written on the face of the MSL Certificate(s) to be surrendered without any alteration, variation or change whatsoever.

                  (b)         If the MSL Certificate(s) to be surrendered is (are) held of record by two or more joint owners, all such owners must sign this Preferred Stock Election Form.

                  (c)          If a Holder's MSL Preferred Stock is registered in different names on the MSL Certificates, it will be necessary to complete, sign and submit as many separate copies of this Preferred Stock Election Form as there are different registrations of MSL Certificates.

                  (d)         If this Preferred Stock Election Form is signed by a nominee, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity on behalf of a Holder, he or she must indicate the capacity when signing and must submit a valid proxy signed by the Holder evidencing his or her authority to act.

              7.           Miscellaneous.    NEITHER CELESTICA NOR MSL IS UNDER ANY DUTY TO GIVE ANY HOLDER NOTICE OF DEFECTS IN ANY PREFERRED STOCK ELECTION FORM. CELESTICA AND MSL SHALL NOT INCUR ANY LIABILITY FOR FAILURE TO GIVE SUCH NOTIFICATION, AND EACH OF CELESTICA AND MSL HAS THE ABSOLUTE RIGHT TO REJECT ANY AND ALL PREFERRED STOCK ELECTION FORMS NOT PROPERLY COMPLETED OR TO WAIVE ANY IRREGULARITIES IN ANY PREFERRED STOCK ELECTION FORM.

              8.           Information and Additional Copies.    Information and additional copies of this Preferred Stock Election Form may be obtained by contacting MSL at the address set forth above.

IMPORTANT TAX INFORMATION

              FOR INFORMATION AS TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT OF DIFFERENT FORMS OF MERGER CONSIDERATION, SEE "THE MERGER — MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" IN THE PROXY STATEMENT/PROSPECTUS. IN ADDITION, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF DIFFERENT FORMS OF MERGER CONSIDERATION IN THE MERGER.

WHAT NUMBER TO GIVE MSL

              Each Holder who is making the Stock Election is required to give MSL his, her or its social security number or employer identification number.

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PREFERRED STOCK ELECTION FORM OF MANUFACTURERS' SERVICES LIMITED
PREFERRED STOCK ELECTION FORM
PREFERRED STOCK ELECTION FORM
INSTRUCTIONS